EXHIBIT 99.1

Global Blood Therapeutics To Convene Sickle Cell Disease Influencers at Annual Sickle Cell Disease (SCD) Therapeutics Conference

Healthcare Providers, Patient Advocates, Government Agencies and Industry Will Discuss Critical Issues Facing SCD Community During National Sickle Cell Disease Awareness Month

Livestream of Conference Will Be Available Through Collaboration with Sickle Cell Warriors

SOUTH SAN FRANCISCO, Calif., Sept. 06, 2017 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ:GBT) today announced that it will host the Annual Sickle Cell Disease (SCD) Therapeutics Conference, which will take place on September 14, 2017, at the Four Seasons Hotel in New York. This unique conference is being held in conjunction with National SCD Awareness Month and will feature discussions among leading physicians, patient advocates, government agencies, public and private companies, and healthcare investment analysts. Conference participants will discuss issues and trends in SCD treatment including the daily experience of living with SCD, the burden and cost of SCD in the United States, the role of novel clinical endpoints in new drug development, innovative SCD care models, and hemolysis and its clinical consequences. The conference will also feature updates from the U.S. Food and Drug Administration (FDA), American Society of Hematology (ASH), and the Sickle Cell Disease Association of America (SCDAA), as well as corporate presentations from industry leaders.

“SCD is a critical health problem that requires the attention of a broad range of stakeholders in the SCD community. As host of this year’s Sickle Cell Disease Therapeutics Conference, we look forward to coming together as a community to highlight the daily struggles facing individuals living with SCD and to discuss innovative solutions that could dramatically improve their healthcare and quality of life,” said Ted W. Love, M.D., president and chief executive officer of GBT. “Opportunities to listen to the needs of the community via the SCD Therapeutics Conference and other awareness events during SCD Awareness Month inspire our company to remain laser-focused on our goal of bringing a potentially disease-modifying therapeutic option to patients.”

The SCD Therapeutics Conference will feature the following speakers:

  Ann Farrell, M.D., Division Director, Division of Hematology Products, Office of Hematology and Oncology Drug Products at the Center for Drug Evaluation and Research, FDA
  Mary Hulihan, Dr.P.H., Health Scientist, Epidemiology and Surveillance Branch, Division of Blood Disorders, National Center on Birth Defects and Developmental Disabilities, Centers for Disease Control and Prevention
  Biree Andemariam, M.D., Associate Professor of Medicine, University of Connecticut Health; Founding Director, New England Sickle Cell Institute; CMO, SCDAA
  Kenneth Ataga, M.B.B.S., Professor of Medicine, Director, Comprehensive Sickle Cell Program, University of North Carolina at Chapel Hill
  Victor R. Gordeuk, M.D., Professor of Medicine, Director, Sickle Cell Center, University of Illinois at Chicago
  Julie Kanter-Washko, M.D., Associate Professor and Director Sickle Cell Disease Research and the Lifespan Comprehensive Sickle Cell Center, Medical University of South Carolina
  Sophie M. Lanzkron, M.D., M.H.S., Director of the Sickle Cell Center for Adults, Associate Professor Medicine and Oncology, Division of Hematology, Johns Hopkins University School of Medicine
  Diane Nugent, M.D., Clinical Professor and Chief of Hematology, Department of Pediatrics, UC Irvine School of Medicine; Founder, Medical Director, Center for Inherited Blood Disorders
  Betty S. Pace, M.D., Professor of Pediatrics, Francis J. Tedesco Distinguished Chair and Interim Chief, Division of Pediatric Hematology/Oncology, August University Medical College of Georgia
  Wally R. Smith, M.D., Professor, Director of the Adult Sickle Cell Program, Virginia Commonwealth University
  Sonja L. Banks, President and COO, SCDAA
  LaTasha Lee, Ph.D., M.P.H., Manager, Sickle Cell Policy and Programs, ASH
  Lakiea Bailey, Ph.D., Executive Director, Sickle Cell Community Consortium
  Mary E. Brown, President and CEO, Sickle Cell Disease Foundation of California
  Donnette Carroll, President, Sickle Cell Thalassemia Patients Network (SCTPN)
  Gary A. Gibson, President and CEO, The Martin Center Sickle Cell Initiative
  TaLana Hughes, M.P.H., Executive Director, Sickle Cell Disease Association of Illinois (SCDAI) and Tiahna Hughes, patient advocate
  Karen L. Proudford, Ph.D., President, William E. Proudford Sickle Cell Fund

Conference attendees will also hear presentations from nine public and private companies currently developing treatment options for patients with SCD: ApoPharma, Bioverativ, bluebird bio, Emmaus Life Sciences, EpiDestiny, GBT, Imara, Modus Therapeutics and Prolong Pharmaceuticals.

GBT will premiere a video at the conference that captures one family’s experience with SCD. The short video, which features the Zuttah family, Jeffrey “Jeff” Zuttah, his brother Jeremy, and his mother Christine, chronicles Jeff’s challenges and triumphs living with SCD. Following the conference, GBT will make this video available to the public on its social media channels.

To help ensure that those who are unable to attend the conference can benefit from presentations and information sharing at the conference, GBT is collaborating with Sickle Cell Warriors, an SCD community organization, to livestream the conference on the organization’s Facebook page at http://www.facebook.com/SickleCellWarriors. GBT will also post videos following the event on its corporate YouTube channel. For more information on the conference visit http://www.scdconference.com.

In addition, during the month of September, GBT will partner with a number of SCD organizations to sponsor local education events, awareness walks, and social media efforts to help raise awareness of the disease. As part of these efforts, GBT will participate in the SCDAA Twitter Party and collaborate with Sickle Cell 101, a non-profit advocacy organization, to distribute content on the GBT Twitter channel, @GBT_news, that profiles the struggles, accomplishments and advocacy work of SCD patients and caregivers.

About Sickle Cell Disease
SCD is a growing health problem that currently affects approximately 100,000 Americans. By 2050, the number of people with SCD is expected to increase by 30 percent globally. SCD is a lifelong inherited disease that disproportionately affects African-Americans and Hispanic-Americans. SCD impacts one out of every 365 African American births, and one out of every 16,300 Hispanic-American births. SCD is a lifelong blood disorder that occurs when a person inherits a sickle cell gene and another abnormal hemoglobin gene, one from each parent. In people with SCD, red blood cells (RBCs) lose their normal disc shape and become sickle-shaped and rigid. Sickle-shaped RBCs get stuck in small blood vessels and block the flow of blood and oxygen to the body. Beginning in childhood, SCD patients suffer unpredictable and recurrent episodes or crises of severe pain due to blocked blood flow to organs, which often lead to psychosocial and physical disabilities. This blocked blood flow, combined with hemolytic anemia, can eventually lead to stroke, multi-organ damage and premature death. Over the last century, several important discoveries have led to improved diagnosis and treatments, but people with the disease still have severe complications and shorter life expectancy.

About Global Blood Therapeutics
Global Blood Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its lead product candidate, GBT440, as an oral, once-daily therapy for sickle cell disease. GBT is also investigating GBT440 for the treatment of hypoxemic pulmonary disorders in two ongoing Phase 2a studies in patients with idiopathic pulmonary fibrosis. To learn more, please visit www.globalbloodtx.com and follow the company on Twitter: @GBT_news.

Please note that we do not necessarily sponsor, endorse or approve any third-party information, websites, or pages directly or indirectly linked by or through this press release, and we do not incorporate by reference any materials that appear in any such sites or links.

Forward-Looking Statements
Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of GBT440, our ability to implement our clinical development plans for GBT440 in both SCD and hypoxemic pulmonary disorders, our ability to generate and report data from our ongoing studies of GBT440, regulatory review and actions relating to GBT440, our ability to generate and report data from the new single-dose cohort in younger pediatric participants and the timing of these events, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, and that drug-related adverse events may be observed in later stages of clinical development, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Myesha Lacy (investors)
GBT
650-351-4730
investor@globalbloodtx.com

Julie Normart (media)
Pure Communications
415-946-1087
media@globalbloodtx.com